                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       GARAN, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     (3) Filing Party:

        ------------------------------------------------------------------------
     (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                         , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 28, 1997
                            ------------------------

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of GARAN, INCORPORATED, a Virginia corporation, will be held on February 28, 1997, at 2 o'clock p.m., at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, for the following purposes:

    1. To elect three directors to the Board of Directors for a term of three years each;

    2. To ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1997; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on January 21, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                                                      MARVIN S. ROBINSON
                                                                SECRETARY

New York, New York
January 27, 1997

    PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     [LOGO]

                                         , INCORPORATED
                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garan, Incorporated ("Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on February 28, 1997. The Company's Annual Report for the year ended September 30, 1996, a Notice of Annual Meeting, and a Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by giving written notice of such revocation to Marvin S. Robinson, Secretary, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118.

    Only holders of Common Stock of record at the close of business on January 21, 1997, are entitled to vote at the meeting. On that date there were 5,069,892 outstanding shares of Common Stock, each share having one vote. Action may be taken at the meeting if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

    The Company's executive offices are located at 350 Fifth Avenue, New York, New York 10118.

    The Company's Annual Report, this Proxy Statement, and the Notice of  Annual
Meeting   and  Proxy  accompanying  this  Proxy  Statement  will  be  mailed  to shareholders on January 28, 1997.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Three directors are to be elected at the meeting for a term of three years each. The election of each nominee requires the affirmative vote of the holders of a plurality of the votes cast in person or by proxy. It is intended that votes will be cast pursuant to the Proxies hereby solicited for the nominees named on the next page, each of whom is presently a director of the Company, unless authority to vote for the election of one or more directors shall have been withheld. Votes that are withheld will not be included in determining the number of votes cast. If at the time of the election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, it is intended that the Proxies will be voted for such substitute nominee or nominees as may be selected by the Nominating Committee of the Board of Directors.

    Pursuant to the Company's By-laws, the Board of Directors has nominated the following persons selected by the Nominating Committee to be elected at the Annual Meeting as directors of the Company:

                                                                                          SERVED AS    SERVED AS
                                                                   TERM TO                DIRECTOR      OFFICER
             NAME                     PRINCIPAL OCCUPATION        EXPIRE IN      AGE        SINCE        SINCE
------------------------------  --------------------------------  ----------     ---     -----------  -----------

Stephen J. Donohue............  Regional Manager/Executive Vice      2000            52        1993
                                  President, Capital Factors,
                                  Inc.

Jerald Kamiel.................  President (Chief Operating           2000            53        1979         1979
                                  Officer) of the Company

William J. Wilson.............  Vice President--Finance and          2000            56        1982         1982
                                  Administration of the Company

    Jerald Kamiel and William J. Wilson have occupied positions with the Company for more than the past five years. Stephen J. Donohue has been the Regional Manager/Executive Vice President of Capital Factors, Inc. for more than the past five years.

    Each of the directors named below will continue in office after the Annual Meeting until his term expires in the year indicated:

                                                                                               SERVED AS    SERVED AS
                                                                          TERM                 DIRECTOR      OFFICER
             NAME                       PRINCIPAL OCCUPATION           EXPIRES IN     AGE        SINCE        SINCE
------------------------------  -------------------------------------  ----------     ---     -----------  -----------

Rodney Faver..................  Employee (Vice President--                1998            58        1986
                                  Manufacturing) of the
                                  Company

Richard A. Lichtenstein.......  President, Marathon                       1999            43        1989
                                  Communications Incorporated

Seymour Lichtenstein..........  Chairman of the Board (Chief              1999            70        1948         1948
                                  Executive Officer) of the Company

Frank Martucci................  President, Millcross Fund Management,     1998            49        1993
                                  Inc.

Perry Mullen..................  Retired                                   1998            74        1961

Marvin S. Robinson............  Vice President--General                   1999            63        1983         1980
                                  Counsel and Secretary of the
                                  Company; Attorney

    Rodney Faver, Seymour Lichtenstein, and Marvin S. Robinson have occupied positions with the Company for more than the past five years. Mr. Robinson also has been a practicing attorney for more than the past five years as a member of the law firm, Tannenbaum Dubin & Robinson, LLP, which has been counsel to the Company for more than the last five fiscal years. The Company intends to continue such firm as counsel for the current fiscal year. Richard A. Lichtenstein, the son of Seymour Lichtenstein, has been the President and sole shareholder of Marathon Communications Incorporated, a political consulting firm, for more than the past five years. Frank Martucci has been the President of Millcross Fund Management, Inc., a private investment company, since 1993, and he was a private investor from 1990-1993. Perry Mullen retired as an active employee (Vice President-- Manufacturing) of the Company on December 31, 1989, and he was a Consultant to the Company from 1990 through 1995. He was an officer of the Company from 1961 to 1989.

    The executive officers of the Company include Messrs. Kamiel, S. Lichtenstein, Robinson, and Wilson and Alexander J. Sistarenik, who has been the Company's Treasurer since 1990. Mr. Sistarenik is 50 years old and has occupied a position with the Company for more than the past five years.

    It is anticipated that all executive officers will be re-elected after the 1997 Annual Meeting of Shareholders.

    During the year ended September 30, 1996, the Board of Directors met four times.

    On November 6, 1995, and again on November 8, 1996, the Board re-appointed an Audit Committee and a Compensation Committee each consisting of Stephen J. Donohue, Frank Martucci, and Marvin S. Robinson. Among other matters, the Audit Committee reviews the internally-prepared quarterly and annual financial statements, meets with the Company's independent certified public accountants, and recommends a firm of independent certified public accountants to the Company. Among other matters, the Compensation Committee deals with compensation of the principal officers of the Company and also selects individuals to participate in the Company's stock option plan. See "Compensation Committee Report on Executive Compensation" below. The Audit Committee and the Compensation Committee each met informally at various times through and after the end of the 1996 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Marvin S. Robinson, the Vice President--General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, the law firm which is counsel to the Company, was a member of the Compensation Committee during fiscal 1996.

NOMINATING COMMITTEE

    On November 8, 1996, the Board appointed a Nominating Committee consisting of Seymour Lichtenstein and Marvin S. Robinson to select the management nominees for director. The Nominating Committee met one time. Nominations for directors also may be made by the Company's shareholders in compliance with certain procedures set forth in the Company's By-laws. These procedures include written notice to the Secretary of the Company not less than 45 days prior to the date of the Annual Meeting, provided that if less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made, notice by the shareholder must be delivered not later than the close of business on the 10th day following the earlier of (i) the day on which notice of the date of the Annual Meeting was mailed or (ii) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of the Company's Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (2) the number of shares of the Company's Common Stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of January 21, 1997, concerning the Common Stock of the Company beneficially owned by each nominee for director, each director continuing in office, each executive officer, and all officers and directors as a group:

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL
               NAME OF BENEFICIAL OWNER                OWNERSHIP (1)          PERCENT
                                                    -------------------       --------
Stephen J. Donohue................................                --           --
Rodney Faver......................................            24,722            (2)
Jerald Kamiel.....................................            75,400           1.5
Richard A. Lichtenstein...........................            30,266(3)         (2)
Seymour Lichtenstein..............................           623,068(4)       12.3
Frank Martucci....................................             5,000(5)         (2)
Perry Mullen......................................             6,446            (2)
Marvin S. Robinson................................             5,956            (2)
Alexander J. Sistarenik...........................             3,180            (2)
William J. Wilson.................................            25,560            (2)
All officers and directors as a group (ten
 persons).........................................           799,598          15.8

------------
(1) Unless otherwise indicated, all shares are owned of record and beneficially.

(2) Less than 1%.

(3) Does not include 2,296 shares owned by Richard A. Lichtenstein's wife and 860 shares held by Mr. Lichtenstein in custody for his daughter.

(4) Does not include 19,200 shares owned by The Lichtenstein Foundation, Inc., a charitable foundation of which Seymour Lichtenstein is president and a director, and 4,012 shares owned by Mr. Lichtenstein's wife.

(5) Includes 5,000 shares owned by Millcross High Yield Fund, LP, which is 50% beneficially owned by Mr. Martucci.

    Except for Seymour Lichtenstein, whose mailing address is 350 Fifth Avenue, New York, New York 10118, as of January 21, 1997, the Company knows of no beneficial owner of more than 5% of its outstanding shares, except as follows
(1):

                                            AMOUNT AND NATURE
                                              OF BENEFICIAL
  NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP        PERCENT
-----------------------------------------  -------------------  ---------
Charles M. Royce                                 624,240(2)       12.3
Quest Advisory Corp.
1414 Avenue of the Americas
New York, New York 10019
David A. Dorsky, Karen A. Dorsky,                487,042(3)        9.6
  and Noah P. Dorsky
379 West Broadway
New York, New York 10012
Franklin Resources, Inc.                         405,600(4)        8.0
777 Mariners Island Boulevard
San Mateo, California 94404
Dimensional Fund Advisors, Inc.                  308,800(4)        6.1
1299 Ocean Avenue
Santa Monica, California 90401

------------
(1) The information in the table excludes Cede & Company, holder of record on January 21, 1997, in its capacity as nominee for the Depository Trust Company, of 3,581,697 shares, which constitute 70.6% of the outstanding Common Stock of the Company.

(2) As described in filings with the Securities and Exchange Commission and supplemented by other information available to the Company, (a) Charles M. Royce is (i) the managing general partner of Quest Management Company, a Connecticut general partnership which owns 10,900 shares of Company stock, and (ii) the principal shareholder of Quest Advisory Corp., a New York corporation which owns 613,340 shares of Company stock, and (b) Mr. Royce has disclaimed beneficial ownership of the shares held by those entities.

(3) David A. Dorsky and Noah P. Dorsky own beneficially 31,530 and 83,290 shares, respectively, as to which each has sole dispositive power. As Trustees of certain trusts they share dispositive power over an additional 84,552 shares, and with Karen A. Dorsky as Trustees of certain other trusts and as Executors of the Estate of Samuel Dorsky, they share dispositive power over an additional 287,670 shares.

(4) The Company has no information regarding the nature of the ownership of these shares.

    Seymour Lichtenstein may be deemed to be a "control person" of the Company as that term is defined by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

              NAME AND                       ANNUAL COMPENSATION             ALL OTHER
         PRINCIPAL POSITION             YEAR     BASE SALARY    BONUS     COMPENSATION (1)
------------------------------------  ---------  -----------  ----------  ----------------
Seymour Lichtenstein................       1996   $ 500,000   $  310,000     $   45,000
Chairman                                   1995     500,000      260,000         45,000
                                           1994     500,000      390,000         45,000
Jerald Kamiel.......................       1996     325,000      340,000         16,930
President                                  1995     325,000      240,000         16,930
                                           1994     325,000      240,000         16,930
William J. Wilson...................       1996     190,000      220,000         10,490
Vice President--                           1995     190,000      176,000         10,384
Finance and Administration                 1994     190,000      176,000         10,230
Alexander J. Sistarenik.............       1996     150,000       60,000
Treasurer                                  1995     150,000       48,000
                                           1994     145,000       48,000

------------
(1) All Other Compensation consists of the cost of life insurance paid or to be paid by the Company pursuant to Employment Agreements with the named executive officer which is payable to such executive officer's designated beneficiary.

    The foregoing table does not include an aggregate of $306,834, $366,366 and $303,074 in salary and fees paid in fiscal 1996, 1995, and 1994, respectively, to Marvin S. Robinson (Vice President-- General Counsel and Secretary of the Company) and the law firm, Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member. In addition, the table excludes compensation payable to the executive officers pursuant to the Company's Retirement Plans including the SERP and SBRP described below.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    There were no grants of options under any of the Company's stock option or stock appreciation plans to any executive officer during the last fiscal year. No stock options were exercised by any executive officer in the last fiscal year, and no unexercised options were held by any executive officer at the end of the last fiscal year.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson, all executive officer-directors of the Company, each entered into Employment Agreements with the Company in 1986 and Rodney Faver, an employee-director of the Company, entered into an Employment Agreement with the Company in

1988, which agreements were last amended and restated as of October 1, 1996. The term of the Employment Agreements with Messrs. Lichtenstein and Wilson expire on September 30, 2000. The term of Mr. Faver's Employment Agreement expires on September 30, 1998. The term of Mr. Kamiel's Employment Agreement expires on September 30, 1999 and will be extended each April 1 and October 1 for six months unless either party notifies the other of its or his intention to terminate the Employment Agreement at the end of the then existing term. Mr. Lichtenstein's Employment Agreement provides for a five-year consulting term after the expiration of his full time employment for a consulting fee equal to 66 2/3% of his last annual compensation as a full time employee. The Employment Agreements provide that each individual shall be compensated at a rate at least equal to his base salary for fiscal 1997, and provide for a death benefit equal to 150% of his annual compensation at the date of his death. The Employment Agreements also require the Company to provide each of those individuals with specified life insurance benefits. In addition to delineating the duties and responsibilities of the individual, each Employment Agreement provides that if the Company terminates the individual's employment or, as to Mr. Lichtenstein, his consulting arrangement, other than for "cause" as defined in his Employment Agreement, as to Messrs. Faver and Wilson, his employment term ends and is not renewed, or, as to Mr. Kamiel, his employment term is not extended, (a) the individual shall be entitled to receive a multiple of the individual's annual compensation at the time of termination, (b) the individual shall continue to receive certain fringe benefits for a period specified in his Employment Agreement, and (c) Mr. Kamiel can terminate his employment. The Employment Agreements also provide that each individual has the right to terminate his employment within six months of a "change in control" of the Company, as such term is defined in his Employment Agreement, or, as to Mr. Kamiel, he is not made chief executive officer of the Company within six months after a vacancy occurs, and receive a lump sum payment equal to 2.99 times his average annual compensation from the Company over the previous five years. Pursuant to the Employment Agreements, if an individual's employment is terminated by the Company, the Company has the option to invoke certain covenants of non-competition.

COMPENSATION PURSUANT TO RETIREMENT PLANS

    Effective September 28, 1981, the Company adopted three defined benefit pension plans for its employees which provide upon retirement (a) in the case of certain employees, benefits related to an employee's compensation and years of service to the Company, and (b) in the case of hourly employees, benefits related to years of service to the Company. Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson are the Trustees of each pension plan. The maximum pension benefit payable to an employee on the Company's management payroll including the executive officers based on 30 years of covered service will equal 45% of the average of his or her 60 highest consecutive months' compensation during the 120 months before the earlier of his or her retiring or attaining age 65 less an amount equal to 60% of his or her primary Social Security benefit.

    Contributions under the Company's pension plan are computed on an actuarial basis. Although the executive officers other than Seymour Lichtenstein (who, under applicable law, received his pension benefit in September, 1996) are participants in a Company pension plan, the amount of contribution or accrual in respect of a specified person cannot readily be separately calculated by the actuaries for the plans.

    The maximum annual benefits payable pursuant to the Company's pension plans for employees retiring on and after October 1, 1987, are limited by the Tax Reform Act of 1986 to $90,000 subject to increase as provided in that Act and limitations for retirements prior to the Social Security retirement age. (For 1996, the maximum amount was $120,000.) Additional limits imposed by the Revenue Reconciliation Act of 1993 ("RRA 93") affect the benefits payable pursuant to the Company's pension plans after September 30, 1994. The Company adopted, effective April 1, 1989, a Supplemental Executive Retirement Plan ("SERP") for certain executive employees which restores pension benefits limited by the legislation referred to in the two previous sentences and any future legislation. The present participants are Messrs. Faver, Kamiel, Wilson, and S. Lichtenstein. The Company has elected purchase annuity contracts to fund its presently determinable obligations to participants in the SERP and to reimburse the participants for the current tax recognition resulting from such purchases. As a result, the restored pension benefit has been calculated on an after-tax basis. As a result of RRA 93, the Company adopted, effective January 1, 1995, a Supplemental Benefit Retirement Plan ("SBRP") for all Company employees, excluding SERP participants, whose benefits are impacted by such legislation. The SBRP benefits are funded without current tax recognition to the participants, who include Messrs. Robinson and Sistarenik.

    The following table is illustrative of the amount of annual retirement benefits based upon compensation payable pursuant to the Company's pension plan on retirement of an employee at age 65:

      HIGHEST FIVE-YEAR                ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION           PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFIT
                                     ------------------------------------------------
                                         15          20          25           30
                                     ----------  ----------  -----------  -----------
$100,000...........................  $  22,500   $  30,000   $   37,500   $   45,000
 200,000...........................     45,000      60,000       75,000       90,000
 300,000...........................     67,500      90,000      112,500      135,000*
 400,000...........................     90,000     120,000      150,000*     180,000*
 500,000...........................    112,500*    150,000*     187,500*     225,000*
 600,000...........................    135,000*    180,000*     225,000*     270,000*

    * Pursuant to the Tax Reform Act of 1986, the maximum annual benefit payable pursuant to the Company's pension plan for salaried employees retiring on and after October 1, 1987, is $90,000 subject to increase as provided in that Act. (For 1996, the maximum amount was $120,000.) In addition, that Act provides (a) that the maximum annual benefit may be increased by benefits accrued prior to October 1, 1987, and
      (b) limitations for retirements prior to the Social Security retirement age. The Company's SERP provides a benefit for certain executive employees equal to the annual retirement benefit described in the first paragraph of this section which is in all cases offset by 60% of a participant's primary Social Security benefit and by the benefit payable under the applicable pension plan. The Company's SBRP provides a benefit for other employees restoring benefits impacted by RRA 93.

      The current years of credited service of the individuals set forth in the table on page 6 are: Jerald Kamiel, 28; Alexander J. Sistarenik, 24; and William J. Wilson, 24. In addition, Marvin S. Robinson has 15 years of credited service. The maximum credited service which may be accrued is 30 years.

STOCK OPTION AND STOCK APPRECIATION PLANS

    At the 1989 Annual Meeting of Shareholders, the Company's shareholders approved the Garan, Incorporated 1989 Stock Option Plan ("1989 Plan") for key employees of the Company and its subsidiaries. Members of the Board of Directors who are also employees of the Company or any of its subsidiaries are eligible for option grants. The 1989 Plan is administered by the Compensation Committee of the Board of Directors which determines, in its discretion, which key employees will be granted options, the number of shares subject to an option, the date after which an option may be exercised, whether or not an option is an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and other terms and conditions of the options. The total number of shares of Company Common Stock authorized for grant under the 1989 Plan is 200,000 (after adjustment for the two-for-one stock split in December, 1992). No options were granted during the fiscal year ended September 30, 1996. On November 8, 1996, options to purchase Common Stock for an exercise price of $17 per share were granted to the following director and executive officers: Rodney Faver--15,000, Jerald Kamiel--40,000, Alexander J. Sistarenik--12,500, and William J. Wilson--20,000. The options are first exercisable on November 7, 1997, and exercise is subject to satisfaction of certain specified conditions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee in making compensation recommendations is to relate the financial interests of the executive officers of Garan, Incorporated ("Company"), including the Company's principal officers, Jerald Kamiel, Seymour Lichtenstein (the Company's Chief Executive Officer), and William J. Wilson, to the operating results of the Company and shareholder value which are considered to reflect performance by the executive officers. In evaluating operating results we have taken into account various market conditions impacting on the Company, and in assessing shareholder value we have taken into account dividends, book value, and market value.

    The Compensation Committee has continued the Company's policy of maintaining annual base compensation somewhat below competitive levels to permit reliance on bonuses to reflect executive officer performance, although the Compensation Committee uses total compensation on a year-to-year basis for comparison with the Company's operating results and shareholder value in the same years. Based upon the foregoing, the Committee recommends an increase in the total compensation of Messrs. Kamiel, Lichtenstein, and Wilson in 1996 over their 1995 levels to reflect on a year-to-year basis the level of performance underlying the improvement in operating results achieved despite the continued negative impact of market conditions, the continued quarterly and extra cash dividends, the stability of the market price of the Company's stock, and the continued increase in book value during 1996. In addition, for the same reasons, the Compensation Committee recommends an increase in the base compensation of the three officers.

    The Compensation Committee recommends for the Company's principal officers bonuses and total compensation for fiscal 1996 and base compensation for fiscal 1997 as follows:

                                                    1996      1996 TOTAL      1997 BASE
                                                   BONUS     COMPENSATION   COMPENSATION
                                                 ----------  -------------  -------------
Jerald Kamiel..................................  $  340,000   $   665,000    $   345,000
Seymour Lichtenstein...........................     310,000       810,000        530,000
William J. Wilson..............................     220,000       410,000        205,000

November 8, 1996

                                                  /s/ STEPHEN J. DONOHUE
                                          --------------------------------------
                                                    Stephen J. Donohue

                                                    /s/ FRANK MARTUCCI
                                          --------------------------------------
                                                      Frank Martucci

                                                  /s/ MARVIN S. ROBINSON
                                          --------------------------------------
                                                    Marvin S. Robinson

COMPENSATION OF DIRECTORS

    Stephen J. Donohue, Richard A. Lichtenstein, Frank Martucci, and Perry Mullen each receives annual compensation of $12,500 plus reimbursement of related travel expenses for his services as a director. Marvin S. Robinson is paid for his services as a director at his usual billing rates for legal services. The directors who are full time employees of the Company (Rodney Faver, Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson) do not receive separate compensation for their services as directors. Mr. Mullen was a consultant to the Company through December 31, 1995, and he did not receive separate compensation for his services as a director while he was a consultant.

                               SHAREHOLDER RETURN

    Set forth on the next page is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Apparel Index for the period commencing September 30, 1991 and ending September 30, 1996.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
       GARAN, INCORPORATED COMMON STOCK, THE DOW JONES APPAREL INDEX, AND
                       THE DOW JONES EQUITY MARKET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            GARAN, INCORPORATED COMMON STOCK   DOW JONES APPAREL INDEX   DOW JONES EQUITY MARKET INDEX
9/30/91                                   100                       100                             100
9/30/92                             215.77188                 114.36804                       111.72649
9/30/93                             223.77813                  83.23828                       127.35784
9/30/94                             116.30938                 99.702285                       131.04058
9/29/95                             132.12813                 117.23161                       170.65988
9/30/96                             137.05938                 187.09303                        206.7708

                            RATIFICATION OF AUDITORS

    The Board of Directors, acting upon the recommendation of its Audit Committee, has selected, subject to the ratification of shareholders, Citrin Cooperman & Company, LLP to be the Company's independent certified public accountants for the fiscal year ending September 30, 1997. Robbins, Greene, Horowitz, Lester & Co., LLP which audited the Company's consolidated financial statements for many years merged with Citrin Cooperman & Company, LLP on January 1, 1997 and the Board of Directors considers Citrin Cooperman & Company, LLP well qualified. The selection of Citrin Cooperman & Company, LLP will be ratified if a majority of the votes cast are voted in favor of ratification. Abstentions will not be treated as votes cast. It is intended that votes pursuant to the Proxies hereby solicited will be cast to ratify the selection of Citrin Cooperman & Company, LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1997, unless a Proxy directs otherwise. No member of the firm of Citrin Cooperman & Company, LLP will be present and, accordingly, available to answer questions at the Company's Annual Meeting to be held on February 28, 1997.

                                 OTHER MATTERS

    The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the Proxy holders to vote in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company at its executive offices, 350 Fifth Avenue, New York, New York 10118, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by September 30, 1997. See "Nominating Committee" for a discussion of provisions for shareholder nominations to the Board of Directors.

                       EXPENSE OF SOLICITATION OF PROXIES

    The cost of this solicitation of Proxies will be borne by the Company. The Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone. The Company has engaged D.F. King & Co., Inc. which will provide, among other services, assistance in the solicitation of proxies for a fee of approximately $13,000. The Company reimburses banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

                      By Order of the Board of Directors,

                                                    MARVIN S. ROBINSON
                                                               SECRETARY
New York, New York
January 27, 1997

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


--------------------------------------------------------------------------------
                                 GARAN, INCORPORATED
--------------------------------------------------------------------------------


    RECORD DATE SHARES:





    Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------



--------Shareholder sign here-----------------------Co-owner sign here----------



1.  Election of Directors.                         For    Withhold   For All
    Nominees (for a term of three years each):     All    From All   Except

                    Stephen J. Donohue             [ ]      [ ]        [ ]
                      Jerald Kamiel                [ ]      [ ]        [ ]
                      William J. Wilson            [ ]      [ ]        [ ]

    Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and draw a line through the nominee's name in the list provided above.

                                                   For    Against    Abstain
2.  Ratification of selection of auditors for
    the fiscal year ending September 30, 1997.     [ ]      [ ]        [ ]

3. In their discretion, the Proxies are authorized to vote upon any other business which may properly come before the meeting.

    This proxy will be voted as directed with respect to the proposals referred to in Items 1 and 2 above, but in the absence of such direction, this proxy will be voted FOR the election of all nominees for director referred to in
    Item 1 and FOR the proposal referred to in Item 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated January 27, 1997.

    Mark box at right if an address change or comment has been         [ ]
    noted on the reverse side of this card.



                                 GARAN, INCORPORATED


Dear Shareholder,


Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you will not be attending the Annual Meeting of Shareholders on February 28, 1997, but would like to vote your shares, please mark the boxes on this proxy card to indicate how you would like your shares to be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your proxy card must be received prior to February 28, 1997 in order to be voted.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Garan, Incorporated

                                 GARAN, INCORPORATED

                       Proxy for Annual Meeting of Shareholders
                                  February 28, 1997

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints SEYMOUR LICHTENSTEIN and MARVIN S. ROBINSON, or either of them, with power of substitution, as attorneys and proxies to appear and to vote all the shares of stock standing in the name of the undersigned at the Annual Meeting of Shareholders of GARAN, INCORPORATED to be held at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, on February 28, 1997 at 2:00 p.m., Eastern Standard Time, and at any and all adjournments thereof, as specified on the reverse.

         --------------------------------------------------------------------
             PLEASE VOTE, DATE, AND SIGN ON REVERSE, AND RETURN PROMPTLY
                             USING THE ENCLOSED ENVELOPE
         --------------------------------------------------------------------

                Please date and sign exactly as name appears hereon.
                  When signing as attorney, executor, administrator,
                 trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

___________________________________         ___________________________________

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